                                                                    EXHIBIT 4.40


================================================================================






                             VISION TWENTY-ONE, INC.





                           CONVERTIBLE NOTE AGREEMENT

                          Dated as of November 10, 2000








                                       Re:


                 $6,385,000 7% Convertible Senior Secured Notes
                              Due October 31, 2003


================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                PAGE
-------                                                -------                                                ----

SECTION 1.                 DESCRIPTION OF NOTES...................................................................2

       Section 1.1.        Description of Notes...................................................................2
       Section 1.2.        Security for the Notes.................................................................2
       Section 1.3.        Commitment; Closing Date...............................................................2

SECTION 2.                 PREPAYMENT OF NOTES....................................................................3

       Section 2.1.        Required Prepayments of Notes..........................................................3
       Section 2.2.        Optional Prepayments of Notes..........................................................3
       Section 2.3.        Place and Application of Payments......................................................4
       Section 2.4.        Collateral and Guaranties..............................................................4

SECTION 3.                 CLOSING CONDITIONS.....................................................................4

       Section 3.1.        Closing Certificate....................................................................4
       Section 3.2.        Legal Opinions.........................................................................5
       Section 3.3.        Concurrent Issuance of Notes...........................................................5
       Section 3.4.        Registration Rights Agreement..........................................................5
       Section 3.5.        Credit Agreement.......................................................................5
       Section 3.6.        Consent of Holders of Other Securities and Shareholders................................5
       Section 3.7.        Satisfactory Proceedings...............................................................5
       Section 3.8.        Waiver of Conditions...................................................................6

SECTION 4.                 EVENTS OF DEFAULT AND REMEDIES THEREFOR................................................6

       Section 4.1.        Events of Default......................................................................6
       Section 4.2.        Notice to Holders......................................................................7
       Section 4.3.        Acceleration of Maturities.............................................................7
       Section 4.4.        Rescission of Acceleration.............................................................8

SECTION 5.                 AMENDMENTS, WAIVERS AND CONSENTS.......................................................8

       Section 5.1.        Consent Required.......................................................................8
       Section 5.2.        Effect of Amendment or Waiver..........................................................9
       Section 5.3.        Solicitation of Holders................................................................9

SECTION 6.                 INTERPRETATION OF CONVERTIBLE NOTE AGREEMENT; DEFINITIONS..............................9

       Section 6.1.        Definitions............................................................................9
       Section 6.2.        Accounting Principles.................................................................14
       Section 6.3.        Directly or Indirectly................................................................14




SECTION                                                HEADING                                                PAGE
-------                                                -------                                                ----

SECTION 7.                 CONVERSION OF NOTES...................................................................14

       Section 7.1.        Conversion Rights and Manner of Exercise..............................................14
       Section 7.2.        Issuance of Common Stock Certificates.................................................15
       Section 7.3.        Cash Adjustments on Conversion........................................................15
       Section 7.4.        Adjustments of Conversion Price.......................................................15
       Section 7.5.        Mergers, Consolidations, Sales........................................................20
       Section 7.6.        Dissolution or Liquidation............................................................21
       Section 7.7.        Notice of Extraordinary Dividends.....................................................21
       Section 7.8.        Reservation of Common Stock...........................................................21
       Section 7.9.        Fully Paid Stock; Taxes...............................................................22
       Section 7.10.       Closing of Transfer Books.............................................................22

SECTION 8.                 RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES
                           ACT...................................................................................22

       Section 8.1.        Restrictions on Transferability.......................................................22

SECTION 9.                 REPRESENTATIONS.......................................................................23

       Section 9.1.        Representations of the Borrower.......................................................23
       Section 9.2.        Representations of the Lenders........................................................23

SECTION 10.                THE AGENT.............................................................................23

       Section 10.1.       Appointment and Authorization of Agent................................................23
       Section 10.2.       Agent and its Affiliates..............................................................23
       Section 10.3.       Action by Agent.......................................................................24
       Section 10.4.       Consultation with Experts.............................................................24
       Section 10.5.       Liability of Agent; Credit Decision...................................................24
       Section 10.6.       Indemnity.............................................................................25
       Section 10.7.       Resignation of Agent and Successor Agent..............................................25

SECTION 11.                MISCELLANEOUS.........................................................................26

       Section 11.1.       Withholding Taxes.....................................................................26
       Section 11.2.       No Waiver, Cumulative Remedies........................................................27
       Section 11.3.       Non-Business Days.....................................................................27
       Section 11.4.       Documentary Taxes.....................................................................27
       Section 11.5.       Survival of Representations...........................................................27



SECTION                                                HEADING                                                PAGE
-------                                                -------                                                ----

       Section 11.6.       Survival of Indemnities...............................................................28
       Section 11.7.       Notices...............................................................................28
       Section 11.8.       Counterparts..........................................................................29
       Section 11.9.       Successors and Assigns................................................................29
       Section 11.10.      Headings..............................................................................29
       Section 11.11.      Costs and Expenses....................................................................29
       Section 11.12.      Entire Agreement......................................................................29
       Section 11.13.      Governing Law.........................................................................30
       Section 11.14.      Severability of Provisions............................................................30
       Section 11.15.      Excess Interest.......................................................................30
       Section 11.16.      Confidentiality.......................................................................30
       Section 11.17.      Submission to Jurisdiction; Waiver of Jury Trial......................................30
       Section 11.18.      Registered Notes......................................................................31
       Section 11.19.      Exchange of Notes.....................................................................31
       Section 11.20.      Loss, Theft, Etc. of Notes............................................................31

Signatures.......................................................................................................33


ATTACHMENTS TO CONVERTIBLE NOTE AGREEMENT:

Schedule 3.6 - Consents of Shareholders and Others

Exhibit A - Form of Convertible Senior Secured Note

Exhibit B - Representations and Warranties

Exhibit C - Opinion of Counsel to the Borrower

Exhibit D - Form of Registration Rights Agreement

                             VISION TWENTY-ONE, INC.
                       120 West Fayette Street, Suite 700
                               Baltimore, MD 21201


                           CONVERTIBLE NOTE AGREEMENT

                                       Re:

                 $6,385,000 7% Convertible Senior Secured Notes
                              Due October 31, 2003



                                                                     Dated as of
                                                               November 10, 2000
To the Institutions party to
  this Agreement

Ladies and Gentlemen:

         The undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "BORROWER"), agrees with the banks and other investors and institutions party to this Agreement (the "LENDERS"), and Bank of Montreal, as agent for the Lenders (the "AGENT") as follows:

                             PRELIMINARY STATEMENTS

          A. Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of July 1, 1998, as amended, by and among the Borrower, the Lenders, and the Agent (the "ORIGINAL CREDIT AGREEMENT"). The Borrower is currently indebted to the Lenders in the aggregate amount of $63,928,986.76 under the Original Credit Agreement, of which $7,134,413 represents outstanding principal under the revolving credit facility as revolving loans, $41,622,572.23 represents outstanding principal as term loans, $8,787,735.26 represents outstanding principal as bridge loans and $6,384,266.27 (exclusive of interest due on the current bridge loan and reimbursement for certain costs and expenses) is outstanding representing accrued but unpaid interest and fees (the "UNPAID FEES AND INTEREST") due under the Original Credit Agreement at the pre-default rates therefor (any increase in the accrued but unpaid amount thereof representing default rate pricing increases being waived by the Lenders for the periods ending prior to the date hereof). In addition, $10,000 of letters of credit remain outstanding under the Original Credit Agreement.

          B. The Borrower has requested that the amounts outstanding under the Original Credit Agreement be restructured under the terms set forth in the Amended and Restated Credit Agreement dated as of November 10, 2000 (as amended, modified or restated from time to time, the "CREDIT AGREEMENT"), that the financial covenants be amended, that certain other terms and conditions provided for in the Original Credit Agreement be amended, that for the sake of clarity

Vision Twenty-One, Inc.                             Convertible Note Agreement


and convenience, that the Original Credit Agreement be restated in its entirety as so amended, and that the Unpaid Fees and Interest be converted into indebtedness evidenced by the 7% Convertible Senior Secured Notes due October 31, 2003 issued pursuant to this Agreement in the aggregate principal amount of $6,385,000.

          C. The parties hereto hereby agree that this Agreement shall become effective as of the date hereof, upon the execution of this Agreement by each of the parties hereto and fulfillment of the conditions precedent contained in
Section 3 hereof.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DESCRIPTION OF NOTES.

         SECTION 1.1. DESCRIPTION OF NOTES.

         The Borrower will authorize the issue and delivery of $6,385,000 aggregate principal amount of its 7% Convertible Senior Secured Notes due October 31, 2003 (the "NOTES"), to be convertible into shares of Common Stock of the Borrower as hereinafter provided. The Notes shall be (i) dated the date of issue, (ii) expressed to bear interest prior to maturity at the rate of 7% per annum payable at maturity, and to bear interest on overdue principal (including any overdue required or optional prepayment (if any) of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9% per annum after the date due, whether by acceleration or otherwise, until paid, (iii) expressed to mature on October 31, 2003, and
(iv) otherwise substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The term Notes as used herein shall include each Note delivered pursuant to this Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Borrower prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in SS.2 of this Agreement.

         SECTION 1.2. SECURITY FOR THE NOTES. The Notes, together with all other amounts outstanding from time to time under this Agreement and the Credit Agreement will be guaranteed by the Guaranties and secured by the Collateral Documents (as hereinafter defined).

         SECTION 1.3. COMMITMENT; CLOSING DATE.

         In consideration of the execution and delivery of the Credit Agreement and the restructuring of the Unpaid Fees and Interest, the Borrower agrees to issue to each Lender, a Note or Notes of the Borrower in the aggregate principal amount set forth opposite such Lender's name in Schedule I at a price of 100% of the amount of Unpaid Fees and Interest owing to such Lender on the Closing Date mentioned below. The parties agree that upon the satisfaction of the conditions set forth in Section 3 below and the issuance of the Notes as set forth herein, the Unpaid Fees and Interest owing to a Lender shall be applied in satisfaction in full of the purchase price therefore.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, on November 10, 2000 or such later date (not later than November 15, 2000) as shall mutually be agreed upon by the Borrower and the Lenders (the "CLOSING DATE"). The Notes will be delivered to the Lenders in the form of a single registered Note, registered in such Lender's name or in the name of such Lender's nominee as such Lender may specify at any time prior to the date fixed for delivery.

         The obligations of the Lenders shall be several and not joint and no Lender shall be liable or responsible for the acts or defaults of any other Lender.

SECTION 2. PREPAYMENT OF NOTES.

         SECTION 2.1. REQUIRED PREPAYMENTS OF NOTES. (a) The Borrower agrees that the entire principal amount of the Notes shall become due and payable on October 31, 2003.

         (b) Notwithstanding any term or provision to the contrary contained in any Note or this Agreement, if the provisions of the Hart-Scott-Rodino Act, as amended (or other similar statute or law), require the Borrower and the Holder or Holders of the Notes or portion thereof to be converted to make a filing in connection with conversion of such Notes (or portion thereof), then the right of conversion with respect to such Notes (or portion thereof) shall not expire until all of the conditions of the Hart-Scott-Rodino Act, as amended (or such other similar statute or law), relating to such conversion (including, without limitation, the expiration of any waiting period) have been satisfied.

         SECTION 2.2. OPTIONAL PREPAYMENTS OF NOTES.

         Upon compliance with this SS.2.2 and subject to SS.7, the Company shall have the privilege, at any time from and after the date on which all of the Obligations outstanding under the Credit Loan Documents shall have been paid in full and all commitments to extend credit thereunder shall have terminated or expired, of prepaying the outstanding Notes in whole and not in part, by payment of the aggregate unpaid principal amount of the outstanding Notes (at par) and accrued interest thereon to the date of such prepayment and without any premium or make-whole amount.

         The Company shall give written notice of any prepayment of the Notes pursuant to this SS.2.2 to each Holder not less than 30 days nor more than 60 days before the date fixed for such optional prepayment. Such notice shall specify (i) such date, (ii) that the entire unpaid principal amount of each Holder's Note shall be prepaid on the prepayment date, (iii) the accrued interest applicable to such prepayment, and (iv) that the right of conversion with respect to the Notes shall expire at the time fixed for such prepayment. Such notice of prepayment shall also set forth sufficient information to establish satisfaction of all conditions precedent to any such prepayment. Notice of prepayment having been given in accordance with this SS.2.2, the aggregate principal amount of the Notes outstanding, together with accrued interest thereon shall become due and payable on the prepayment date.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         Notwithstanding anything to the contrary contained in this Agreement or the Notes, the right of the Borrower to optionally prepay the Notes pursuant to this SS.2.2 shall always be subject to the right of each Holder to convert its Notes pursuant to SS.7 hereof at any time prior to the prepayment in full of the aggregate principal amount of such Notes outstanding and all accrued and unpaid interest thereon.

         SECTION 2.3. PLACE AND APPLICATION OF PAYMENTS.

         All payments of principal and interest on the Notes and of all other obligations payable by the Borrower under this Agreement, the Notes and the other Convertible Loan Documents, shall be made by the Borrower to the Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on the Notes ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Notes and the other obligations due hereunder and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the acceleration or maturity of the Obligations, or a part thereof, or the enforcement of Liens on the Collateral granted in favor of the Agent and the Lenders following the occurrence and during the continuation of an Event of Default shall be remitted in accordance with the terms and provisions of Section 3 of the Credit Agreement, which terms and provisions are incorporated herein by reference as though set forth herein in full.

         SECTION 2.4. COLLATERAL AND GUARANTIES. The Notes and all other obligations due hereunder shall be secured by the Collateral Documents and guarantied by the Guaranties, all as more fully provided for in the Credit Agreement.

SECTION 3. CLOSING CONDITIONS.

         The obligations of each Lender to accept the Notes will be subject to the performance by the Borrower of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes, and to the following further conditions precedent:

         SECTION 3.1. CLOSING CERTIFICATE.

         Such Lender shall receive a certificate dated the Closing Date, signed by the chief financial officer, the president or a vice president of the Borrower, the truth and accuracy of which shall be a condition to such Lender's obligation to accept the Notes proposed to be issued to such Lender, to the effect that (i) the representations and warranties of the Borrower set forth in

Vision Twenty-One, Inc.                             Convertible Note Agreement


Exhibit B hereto are true and correct on and with respect to the Closing Date,
(ii) the Borrower has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

         SECTION 3.2. LEGAL OPINIONS.

         Such Lender shall receive from Shumaker, Loop & Kendrick, LLP, counsel for the Borrower, its opinion dated the Closing Date, in form and substance satisfactory such Lender, and covering the matters set forth in Exhibit C hereto.

         SECTION 3.3. CONCURRENT ISSUANCE OF NOTES.

         On the Closing Date, the Borrower shall have consummated the issuance of the entire principal amount of the Notes scheduled to be issued on the Closing Date pursuant to this Agreement.

         SECTION 3.4. REGISTRATION RIGHTS AGREEMENT.

         The Registration Rights Agreement shall have been duly executed by the parties thereto and delivered substantially in the form attached hereto as Exhibit D.

         SECTION 3.5. CREDIT AGREEMENT.

         The Credit Agreement shall be in full force and effect and all of the conditions precedent contained in Section 7 thereof shall have been fulfilled to the satisfaction of the Lenders.

         SECTION 3.6. CONSENT OF HOLDERS OF OTHER SECURITIES AND SHAREHOLDERS.

         On or prior to the Closing Date, except as disclosed in Schedule 3.6, any consent or approvals required to be obtained from any holder or holders of any outstanding securities of the Borrower or any shareholder of the Borrower which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to such Lender and such Lender's special counsel.

         SECTION 3.7. SATISFACTORY PROCEEDINGS.

         All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Lender, and such Lender shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         SECTION 3.8. WAIVER OF CONDITIONS.

         If on the Closing Date the Borrower fails to tender to any Lender the Notes to be issued to such Lender on such date or if the conditions specified in this SS.3 have not been fulfilled, such Lender may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this SS.3 have not been fulfilled, such Lender may waive compliance by the Borrower with any such condition to such extent as such Lender may in its sole discretion determine.

SECTION 4.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         SECTION 4.1. EVENTS OF DEFAULT.

         Any one or more of the following shall constitute an "EVENT OF DEFAULT" as the term is used herein:

                   (a) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or default for a period of 3 Business Days in the payment when due of any interest on any Note or of any fee or other obligation payable hereunder or under the Registration Rights Agreement;

                   (b) any representation or warranty made herein or in any certificate furnished to the Agent or the Lenders pursuant hereto or in connection with any transaction contemplated hereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

                   (c) any event occurs or condition exists which is specified as an event of default under any of the Collateral Documents or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary shall default in the observance or performance of any of its obligations under any Guaranty, or the Borrower or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Collateral Document or Guaranty executed by it or any of its obligations thereunder;

                   (d) any Indebtedness for Borrowed Money aggregating in excess of $2,500,000 issued, assumed or guaranteed by the Borrower shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) or any such Indebtedness for Borrowed Money shall be declared to be due and payable as a result of any default under any indenture, agreement or other instrument under which the same may be issued;

                   (e) default shall occur in the observance or performance of the agreements and undertakings of the Borrower set forth in the Registration Rights Agreement or the Registration Rights Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in any material respect;

Vision Twenty-One, Inc.                             Convertible Note Agreement


                  (f) default shall occur of the Borrower in the observance or performance of any covenant or provision contained in any Lockup Agreement;

                  (g) the Borrower shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) except as disclosed in the Plan of Restructuring with respect to claims in the process of being settled in accordance with the terms thereof, not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to Bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in SS.4.1(H) hereof; or

                  (h) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any substantial part of any of its Property, or a proceeding described in SS.4.1(G)(V) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

                  (i) the Borrower and its shareholders fail to approve and authorize the increase of authorized shares of the Borrower's capital stock pursuant to the Plan of Restructuring by February 28, 2001, or the Borrower fails to reserve sufficient shares of authorized capital stock of the Borrower to satisfy the requirements of the Notes and this Agreement by such date.

         SECTION 4.2. NOTICE TO HOLDERS.

         When any Event of Default described in SS.4.1 has occurred, or if any Holder or if any holder of any other evidence of indebtedness of the Borrower gives any notice or takes any other action with respect to a claimed default, the Borrower agrees to give notice within three Business Days of such event to all Holders.

         SECTION 4.3. ACCELERATION OF MATURITIES.

         When any Event of Default described in paragraphs (a) through (f), inclusive, of SS.4.1 has happened and is continuing, the Agent upon the direction of the Required Lenders may, by notice in writing sent by registered or certified mail to the Borrower, declare the principal of the Notes to be, and all principal of and interest on all outstanding Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (g) or (h) of SS.4.1 has occurred, then all

Vision Twenty-One, Inc.                             Convertible Note Agreement


outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Borrower will forthwith pay to the Holders, subject to the provisions of SS.7, all principal of and interest accrued on the Notes. Neither any course of dealing on the part of any Holder nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Borrower further agrees, to the extent permitted by law, to pay to the Holder or Holders all expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

         SECTION 4.4. RESCISSION OF ACCELERATION.

         The provisions of SS.4.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (f), inclusive, of SS.4.1, the Agent upon the direction of the Required Lenders may, by written instrument filed with the Borrower, rescind and annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is rescinded and annulled:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SS.4.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant toSS.4.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 5. AMENDMENTS, WAIVERS AND CONSENTS.

                  SECTION 5.1. CONSENT REQUIRED.

         Any term, covenant, agreement or condition of this Agreement may, with the consent of the Borrower, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Lenders; PROVIDED that without the written consent of all of the Lenders, no such waiver, modification, alteration or amendment shall be effective which will (i) extend the time of payment (including any prepayment pursuant to SS.2.L) of the principal of or the interest or premium, if any, on

Vision Twenty-One, Inc.                             Convertible Note Agreement


any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) change any of the provisions with respect to optional prepayments, or (iii) change any of the provisions of SS.7, or (iv) change the percentage of Lenders required to consent to any such waiver, amendment, alteration or modification of any of the provisions of this SS.5 or SS.4, or (v) release any guarantor under a Guaranty or all or any substantially part of the Collateral (excepT as otherwise provided for in the Credit Loan Documents).

         SECTION 5.2. EFFECT OF AMENDMENT OR WAIVER.

         Any such amendment or waiver shall apply equally to all of the Lenders and shall be binding upon them, upon each future Holder and upon the Borrower, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         SECTION 5.3. SOLICITATION OF HOLDERS.

         The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be concurrently informed thereof by the Borrower and shall be afforded the opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this SS.5 shall be delivered by the Borrower to each HoldeR forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes. The Borrower will not, directly or indirectly, pay or cause to be paid any fee (whether denominated as servicing fee or otherwise) remuneration, including supplemental or additional interest, expenses or other amount, to any Holder as consideration for or as an inducement to the consideration or review of or entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement (or any proposed waiver or amendment hereof) unless such remuneration is concurrently paid, on the same terms, ratably to all Holders.

SECTION 6. INTERPRETATION OF CONVERTIBLE NOTE AGREEMENT; DEFINITIONS.

         SECTION 6.1. DEFINITIONS.

         In addition to the terms defined in other Sections of this Agreement, the following terms will mean:

         "ADDITIONAL SHARES OF COMMON STOCK" all shares of Common Stock issued by the Borrower on or after the date hereof except:

         (i) shares of Common Stock to be issued upon conversion of the Notes;

         (ii) shares of Common Stock to be issued upon the exercise of the Warrants;

Vision Twenty-One, Inc.                             Convertible Note Agreement


         (iii) up to 2,250,000 shares of Common Stock (as such number shall be appropriated adjusted by the board of directors of the Company for stock splits, dividends, combinations and other similar events) to be issued upon the exercise of options granted after the Closing Date pursuant to an incentive stock option plan;

         (iv) up to 6,500,000 shares of Common Stock to be issued in connection with strategic opportunities which the board of directors of the Company believes to be in the best interest of the Company and its shareholders; and

         (v) up to 11,194,000 shares of Common Stock (as such number shall be appropriated adjusted by the board of directors of the Company for stock splits, dividends, combinations and other similar events) to be issued on or before February 28, 2001 or to be issued upon exercise of options granted before February 28, 2001 in connection with, and as an express part of, the consummation of the Plan of Restructuring.

          "AGENT" means Bank of Montreal, and any successor pursuant to Section
10.7 hereof.

         "BORROWER" is defined in the introductory paragraph of this Agreement.

         "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which Lenders are not authorized or required to close in Chicago, Illinois.

         "CLOSING DATE" is defined in SS.1.3.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "COLLATERAL" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent, or any security trustee therefor, by the Collateral Documents.

         "COLLATERAL DOCUMENTS" is defined as the Credit Agreement.

         "COMMISSION" mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.

         "COMMON STOCK" shall mean any class of capital stock of the Borrower now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Borrower is without limit as to any amount or percentage; PROVIDED, HOWEVER, that the shares of Common Stock deliverable upon conversion of the Notes shall include only the common stock, $0.001 per share par value, of the Borrower authorized at the date hereof (or to be authorized as contemplated by SS.7.8 hereof) and any class of Common Stock issued in substitutioN therefor.

         "CONVERSION NOTICE" is defined in SS.7.1.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         "CONVERSION PRICE" is defined in SS.7.1.

         "CONVERSION SHARES" means the shares of Common Stock of the Borrower issued upon the conversion of any of the Notes.

         "CONVERTIBLE SECURITIES" means any evidence of indebtedness, shares of Common Stock, preferred stock or other Securities which are convertible into or exchangeable for additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         "CREDIT AGREEMENT" is defined in the preliminary paragraphs hereto.

         "CONVERTIBLE LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the Guaranties and the Registration Rights Agreement, and each other instrument or document to be delivered hereunder or otherwise in connection herewith.

         "CREDIT LOAN DOCUMENTS" means the Credit Agreement, any note outstanding under the Credit Agreement, any application or reimbursement agreement relating to a letter of credit issued under the Credit Agreement, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered thereunder or otherwise in connection therewith.

         "CURRENT MARKET PRICE" means with respect to shares of Common Stock shall be, as of the date of any determination thereof, deemed to be the average of the daily Market Prices per share for the five consecutive trading days immediately preceding the date of determination. The MARKET PRICE for each day of such five trading day period shall be (i) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), on the basis of the last reported sale price regular way of the Common Stock on the composite tape on each such trading day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Common Stock on the composite tape (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (iii) if the Common Stock at the time be not listed on either the NASDAQ or the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices of the Common Stock in the over-the-counter market on each such Business Day, as reported by NASDAQ or similar organization if NASDAQ is no longer reporting such information. In the event the Market Price of the Common Stock cannot be determined in accordance with the immediately preceding sentence, the fair market price shall be determined in good faith by the Board of Directors (which determination shall be reasonably satisfactory to the Holders holding more than 66-2/3% in aggregate principal amount of the outstanding Notes).

         "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         "DISCLOSURE LETTER" means the written disclosure letter delivered to the Agent and the Lenders by the Borrower on the date hereof referencing on its face it is the disclosure letter being furnished pursuant to this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "EVENT OF DEFAULT" means any event or condition identified as such in
Section 4.1 hereof.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "GUARANTY" and "GUARANTIES" each is defined in the Credit Agreement.

         "HOLDER" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

         "INDEBTEDNESS FOR BORROWED MONEY" means for any Person (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness,
(d) all capitalized lease obligations of such Person, (e) all obligations of such Person in respect of any hedging arrangements, and (f) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, but in any event not including rentals due under operating leases.

         "INSTITUTIONAL HOLDER" shall mean any Holder which is a Lender or any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor, registered broker dealer or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

         "LENDER" is defined in the introductory paragraph of this Agreement.

         "LIEN" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

         "LOCKUP AGREEMENT" shall mean any Security, instrument or agreement, or any term or provision contained in any Security, instrument or agreement, which prohibits or restricts (i) the Borrower from issuing any shares of capital stock

Vision Twenty-One, Inc.                             Convertible Note Agreement


upon the exercise of any warrant, option or any other right to purchase capital stock of the Borrower, or (ii) any shareholder of the Borrower from selling, disposing or otherwise assigning any shares of capital stock of the Borrower.

          "MARKET PRICE"  is defined in "Current Market Price".

         "NOTES" is defined in SS.1.1.

         "OBLIGATIONS" is defined in the Credit Agreement.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "PLAN OF RESTRUCTURING" means the Borrower's plan of restructuring described in the Disclosure Letter, including its plan to settle claims of its creditors at an agreed-upon discount or by issuing equity interests in the Borrower.

          "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of the date of this Agreement, among the Borrower and the Lenders.

         "REQUIRED LENDERS" means, as of the date of determination thereof, Lenders whose Notes constitute more than 66-2/3% of the aggregate principal amount of the Notes outstanding.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SECURITY" has the same meaning as in Section 2(1) of the Securities
Act.

         "SUBSIDIARY" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise identified herein, the term "SUBSIDIARY" means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

         "U.S. DOLLARS" and "$" each means the lawful currency of the United States of America.

         "VOTING STOCK" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency."

Vision Twenty-One, Inc.                             Convertible Note Agreement


         "WARRANT AGREEMENT" shall mean the Warrant Agreement, dated as of the date of this Agreement, among the Borrower and the Lenders.

         "WARRANTS" shall have the meaning set forth in the Warrant Agreement.

         SECTION 6.2. ACCOUNTING PRINCIPLES.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         SECTION 6.3. DIRECTLY OR INDIRECTLY.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 7. CONVERSION OF NOTES.

         SECTION 7.1. CONVERSION RIGHTS AND MANNER OF EXERCISE.

         Upon compliance with the provisions hereof and subject to the restrictions contained in this SS.7.1, anY Holder of any Note shall have the right, at any time and from time to time (subject to SS.7.8), to convert all oR any portion of the principal amount of such Note and the accrued and unpaid interest on such principal amount into as many shares of Common Stock of the Borrower (subject to SS.7.5) as the unpaid principal amount of the NotE and the amount of the accrued and unpaid interest thereon so converted is a multiple of the initial conversion price per share of $0.18 or, in case an adjustment of such price has taken place pursuant to the following provisions hereof, then at the price as last adjusted and in effect at the date such Note and the accrued and unpaid interest thereon or portion thereof is surrendered for conversion (such price or such price as last adjusted, as the case may be, being herein called the "CONVERSION PRICE").

         In order to exercise such conversion right, the Holder shall surrender its Note to the Borrower at its principal office accompanied by a written statement (the "CONVERSION NOTICE") designating the unpaid principal amount of such Note and the amount of the accrued and unpaid interest on such principal amount to be converted and stating the name and address of the Person in whose name certificates for shares of Common Stock are to be registered and whether any portion of the Note to be converted has been called for prepayment.

         Each Holder agrees that, except within 90 days of the maturity date of the Notes (and subject to the satisfaction of any applicable legal requirements), it shall not convert any portion of the principal or accrued and unpaid interest of any Note pursuant to this SS.7.1 to the extent that the aggregate amount of shares of CommoN Stock of the Borrower held by such Holder after giving effect to such conversion shall equal or exceed 10% of the issued and outstanding shares of Common Stock of the Borrower.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         At least ten days prior to delivering a Conversion Notice to the Borrower, each Holder agrees that it shall deliver written notice to the Agent of its impending intent to deliver a Conversion Notice to the Borrower, which notice shall specify the unpaid principal amount of such Note and the amount of the accrued and unpaid interest thereon to be converted. Upon receipt of such notice from any Holder, the Agent shall promptly notify each other Holder in writing of such Holder's impending intent to convert its Note.

         SECTION 7.2. ISSUANCE OF COMMON STOCK CERTIFICATES.

         As promptly as practicable (but in any event within 5 Business Days) after the receipt of a Conversion Notice from a Holder, the Borrower shall issue and deliver to such Holder, issued in the name of such Holder or such other Person or Persons as such Holder may reasonably request, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note (or specified portion thereof). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such Conversion Notice shall have been received by the Borrower, and at such time the rights of the Holder in its Note (or the specified principal amount thereof) as such Holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         SECTION 7.3. CASH ADJUSTMENTS ON CONVERSION.

         No payment or adjustment shall be made upon any conversion on account of any cash dividends declared for payment as of a record date prior to the date of conversion on the shares of Common Stock issued upon conversion of a Note, and no payment shall be made on account of any accrued and unpaid interest on the principal amount of any Note surrendered for conversion. The amount of any accrued and unpaid interest on the principal amount of the Notes outstanding from time to time shall be paid only at maturity to the extent the amount of such accrued and unpaid interest shall not have been converted in accordance with the provisions of this SS.7. In the case oF any Note which is converted in part only, the Borrower shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Borrower, a new Note in principal amount equal to the unconverted portion of the Note surrendered (dated as of the last date to which interest has been paid thereon) and otherwise of like tenor therewith. No fractional share of Common Stock shall be issued upon conversion of any Note, but if the conversion results in a fraction, an amount equal to such fraction multiplied by the applicable Conversion Price shall be paid in cash to the Holder of the Note being converted.

         SECTION 7.4. ADJUSTMENTS OF CONVERSION PRICE.

         The Conversion Price and the number of shares deliverable hereunder shall be adjusted from time to time as hereinafter set forth.

                  A. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If, after the date hereof, the Borrower shall:

Vision Twenty-One, Inc.                             Convertible Note Agreement


                  (1) pay a dividend or make a distribution in shares of Common Stock to holders of its capital stock of any class, or

                  (2) subdivide the outstanding shares of its Common Stock into a larger number of shares, or

                  (3) combine the outstanding shares of its Common Stock into a smaller number of shares, or

                  (4) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Borrower,

then the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Borrower immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Borrower immediately after such event. An adjustment made pursuant to this paragraph A shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         B. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If, after the date hereof, the Borrower shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration (i) less than the Conversion Price then in effect, or (ii) less than the Current Market Price of such shares then in effect, then the Conversion Price upon each such issuance shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction:

         (1) if issued for a consideration per share less than the Conversion Price per share of Common Stock then in effect:

                  (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective Conversion Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

         (2) if issued for a consideration per share less than the Current Market Price per share of Common Stock:

Vision Twenty-One, Inc.                             Convertible Note Agreement


                  (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price per share, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

         If such Additional Shares of Common Stock shall be issued at a price per share less than both the effective Conversion Price and the Current Market Price per share of Common Stock, the Conversion Price shall be adjusted in the manner which will result in the greatest reduction of the Conversion Price. The provisions of this paragraph shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided for under paragraph A above. No adjustment of the Conversion Price shall be made under this paragraph upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, to the extent such adjustment shall previously have been made (or determined not to be required) upon the date of issuance of such warrants or other rights or upon the date of issuance of such Convertible Securities (or upon the date of issuance of any warrants or other rights therefor) pursuant to paragraphs C or D of this SS.7.4.

         C. ISSUANCE OF WARRANTS, STOCK OPTIONS OR OTHER RIGHTS. In case the Borrower shall issue any warrants, stock options or other rights to subscribe for or purchase any Additional Shares of Common Stock or to subscribe for or purchase any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, stock options or other rights or pursuant to the terms of such Convertible Securities shall be less than either (i) the Conversion Price in effect on the date of grant of such warrants, stock options or other rights, or (ii) the Current Market Price of such shares on the date of grant of such warrants, stock options or other rights, then the Conversion Price shall be adjusted as provided in paragraph B of this SS.7.4 on the basis that
(i) the maximum number of Additional Shares of Common Stock issuablE pursuant to all such warrants, stock options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Borrower for the issuance of such Additional Shares of Common Stock pursuant to such warrants, stock options or other rights or pursuant to the terms of such Convertible Securities.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         D. ISSUANCE OF CONVERTIBLE SECURITIES. In case the Borrower shall issue any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than either (i) the Conversion Price in effect on the date of issuance of such Convertible Securities, or (ii) the Current Market Price of such shares on the date of issuance of such Convertible Securities, then the Conversion Price shall be adjusted as provided in paragraph B above on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Borrower for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Price shall be made under this paragraph upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, to the extent such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to paragraph C above.

         E. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments in the Conversion Price hereinbefore provided in this SS.7.4.

                  (1) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Borrower shall be deemed to be the amount of the cash received by the Borrower therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Borrower for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Borrower for and in the underwriting of, or otherwise in connection with the issue thereof.

                  To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Borrower.

                  The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Borrower for issuing such warrants or other rights, plus the additional consideration payable to the Borrower upon the exercise of such warrants or other rights. The consideration for any Additional Shares

Vision Twenty-One, Inc.                             Convertible Note Agreement


         of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Borrower for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Borrower in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Borrower upon the exercise of the right of conversion or exchange in such Convertible Securities.

                  In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock the Borrower shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities consideration equal to the amount of such dividend so paid or satisfied.

                  (2) READJUSTMENT OF CONVERSION PRICE. Subject to the provisions of the second sentence of this paragraph E(2), upon the expiration of the right to convert or exchange any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Borrower for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this SS.7.4 after the issuance of such Convertible Securities, rights, options or warrants) haD the adjustment of the Conversion Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Borrower (computed as provided in subparagraph E(1) of this SS.7.4) shall be deemed to have been received by the Borrower. No such readjustment of thE Conversion Price shall be made unless the Conversion Price was adjusted under the provisions of paragraph C above at the time such rights, options or warrants were issued.

Vision Twenty-One, Inc.                             Convertible Note Agreement


                    F. EXTRAORDINARY DIVIDENDS. In case the Borrower shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Subparagraph A(1) of this SS.7.4 or a dividend payable in warrants, rights or Convertible Securities referred to in paragraph C or D of this SS.7.4) payable otherwise than out of retained earnings, the Conversion Price in effecT immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock to the extent otherwise than out of retained earnings or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Borrower, PROVIDED that in no event shall the Conversion Price be reduced to less than one cent ($.01) per share. For the purposes of the foregoing, a dividend payable other than in cash or capital stock of the Borrower shall be considered payable out of retained earnings only to the extent that such retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Borrower. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Conversion Price shall be made in the event that any dividend referred to in this paragraph F shall be lawfully abandoned.

                    G. MINIMUM ADJUSTMENT. Except as hereinafter provided, no adjustment of the Conversion Price hereunder shall be made if such adjustment results in a change of the Conversion Price then in effect of less than one cent ($.01) per share. Any adjustment of less than one cent ($.01) per share of any Conversion Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one cent ($.01) per share or more. However, upon conversion of any Note, the Borrower shall make all necessary adjustments (to the nearest cent) not theretofore made to the Conversion Price up to and including the date upon which such Note is converted.

                    H. NOTICE OF ADJUSTMENTS. Whenever the Conversion Price shall be adjusted pursuant to this SS.7.4, the Borrower shall promptly deliver a certificate signed by the President or a Vice PresidenT and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Borrower, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Borrower made any determination hereunder), by first class mail postage prepaid to each Holder.

         SECTION 7.5. MERGERS, CONSOLIDATIONS, SALES.

         In the case of any consolidation or merger of the Borrower with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Borrower (except a split-up, combination or reclassification, provision for which is made in paragraph A of SS.7.4 hereof), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to receive upon the basis and upon the

Vision Twenty-One, Inc.                             Convertible Note Agreement


terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of their Notes, such shares of stock, Securities, assets or cash as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions of this SS.7 (including, without limitation, provisions for adjustment of the per share ConversioN Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, Securities, assets or cash thereafter deliverable upon conversion of such Notes. The Borrower shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Borrower) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such shares of stock, Securities, assets or cash as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

         SECTION 7.6. DISSOLUTION OR LIQUIDATION.

         In the event of any proposed distribution of the assets of the Borrower in dissolution or liquidation (except under circumstances when SS.7.5 shall be applicable), the Borrower shall mail notice thereof to the HolderS and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing such notice and, in any such case, the Holders may exercise the conversion rights with respect to their Notes within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

         SECTION 7.7. NOTICE OF EXTRAORDINARY DIVIDENDS.

         If the Board of Directors of the Borrower shall declare any dividend or other distribution on its Common Stock except out of retained earnings or by way of a stock dividend payable in shares of its Common Stock on its Common Stock, the Borrower shall mail notice thereof to the registered Holders not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Holders shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof (except adjustments in the Conversion Price as provided in paragraph F of SS.7.4) unless anD to the extent that such conversion rights are exercised prior to such record date. The provisions of this SS.7.7 shall not apply to distributions covered by paragraph A of SS.7.4 or made in connection with transactions covereD by SS.7.5.

         SECTION 7.8. RESERVATION OF COMMON STOCK.

         The Borrower represents and warrants that on the Closing Date it has reserved and set aside solely for the purpose of issuance upon the conversion of the Notes 32,405,937 authorized shares of its Common Stock and agrees that it

Vision Twenty-One, Inc.                             Convertible Note Agreement


will, on or before February 28, 2001, cause the requisite number of shareholders required to approve and ratify under applicable state law an increase in the number of authorized shares of capital stock of the Company so that from and after the date such approval is obtained (and in all events, from and after February 28, 2001) it will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the conversion of Notes as herein provided for, as shall then be issuable upon the conversion of all outstanding Notes.

         SECTION 7.9. FULLY PAID STOCK; TAXES.

         The Borrower covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Borrower further covenants and agrees that it will pay when due and payable any and all Federal and state taxes (other than income taxes) which may be payable in respect of the Notes or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Holder of the Note converted, and any such tax shall be paid by such Holder at the time of presentation.

         SECTION 7.10. CLOSING OF TRANSFER BOOKS.

         The right to convert any Note shall not be suspended during any period while the stock transfer books of the Borrower for its Common Stock may be closed. The Borrower shall not be required, however, to deliver certificates of its Common Stock upon such conversion while such books are duly closed for any purpose, but the Borrower may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 8. RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES ACT.

         SECTION 8.1. RESTRICTIONS ON TRANSFERABILITY.

         The Common Stock issued upon the conversion of any of the Notes pursuant to SS.7 shall not be transferablE except upon the conditions specified in the Registration Rights Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act (or any similar Federal statute at the time in effect) and any applicable state securities laws, in respect of the transfer of any such Common Stock.

Vision Twenty-One, Inc.                             Convertible Note Agreement


SECTION 9.  REPRESENTATIONS.

         SECTION 9.1. REPRESENTATIONS OF THE BORROWER.

         The Borrower represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         SECTION 9.2. REPRESENTATIONS OF THE LENDERS. Each Lender, severally but not jointly and severally, represents and warrants that:

         (a) it is acquiring the Notes in exchange for debt previously contracted and is accepting such Notes for the purpose of investment for its own account and not with a view to or for sale in connection with any distribution thereof (except as may be required by applicable law); it being understood, however, that the disposition of each Lender's property shall at all times be and remain within its control;

         (b) it understands that the Securities have not been registered under the Securities Act, and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state "blue sky" laws or if an exemption from such registration is available, except under circumstances where neither such registration nor such an exemption is required by law; and

         (c) it is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as in effect on the Closing Date.

SECTION 10. THE AGENT.

        SECTION 10.1. APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby appoints Bank of Montreal as the Agent under this Agreement, the Notes and the other Convertible Loan Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Convertible Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Convertible Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Convertible Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein.

        SECTION 10.2. AGENT AND ITS AFFILIATES. The Agent shall have the same rights and powers under this Agreement and the other Convertible Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Convertible Loan Documents. The term "LENDER" as used herein and in all other Convertible Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender.

Vision Twenty-One, Inc.                             Convertible Note Agreement


        SECTION 10.3. ACTION BY AGENT. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 4.2 hereof, the Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Agent under the Convertible Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Section 4. Upon the occurrence of an Event of Default, the Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral in accordance with the terms and provisions of the Convertible Loan Documents. Unless and until the Required Lenders give any direction, the Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders, PROVIDED HOWEVER, that the Lenders hereunder shall have no right to require or direct the Agent to take or refrain from taking any action against any Collateral under any Collateral Document or any Subsidiary under any Guaranty unless and until all obligations owing to the Lenders under the Credit Agreement have been paid and satisfied in full and all commitments to extend credit thereunder have expired or terminated and, until such time, the Lenders rights and benefits in the Collateral and the Guaranties shall consist solely of their right to receive proceeds thereof in the manner and order provided for in SS.3 of the Credit Agreement. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Convertible Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Convertible Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Convertible Loan Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Convertible Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

        SECTION 10.4. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        SECTION 10.5. LIABILITY OF AGENT; CREDIT DECISION. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Convertible Loan
Documents: (i) with the consent or at the request of the Required Lenders or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Convertible Loan Document or any request for credit thereunder; (ii) the performance or observance of any of the covenants or agreements of the

Vision Twenty-One, Inc.                             Convertible Note Agreement


Borrower contained herein or of the Borrower or any Subsidiary in any other Convertible Loan Document; (iii) the satisfaction of any condition specified in
Section 3 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Convertible Loan Document or of any other documents or writing furnished in connection with any Convertible Loan Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Convertible Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care, except for its gross negligence or willful misconduct. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Convertible Loan Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Convertible Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower, and the Agent shall have no liability to any Lender with respect thereto.

        SECTION 10.6. INDEMNITY. The Lenders shall ratably, in accordance with their respective percentages of the outstanding principal amount of the Notes, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Convertible Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement.

        SECTION 10.7. RESIGNATION OF AGENT AND SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender hereunder or any commercial Lender organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Convertible Loan Documents, and the retiring Agent

Vision Twenty-One, Inc.                             Convertible Note Agreement


shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Convertible Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) subject to the prior rights and interests of the Lenders under the Credit Agreement, the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

SECTION 11. MISCELLANEOUS.

        SECTION 11.1. WITHHOLDING TAXES. (a) PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Convertible Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may
be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

         (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the date hereof or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Convertible Loan Documents and the Obligations) or Form W-8 EC1 (relating to all amounts to be received by such Lender, including fees, pursuant to the Convertible Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form

Vision Twenty-One, Inc.                             Convertible Note Agreement


prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Convertible Loan Documents or the Obligations. Upon the request of the Borrower or the Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent a certificate to the effect that it is such a United States person.

         (c) INABILITY OF LENDER TO SUBMIT FORMS. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

        SECTION 11.2. NO WAIVER, CUMULATIVE REMEDIES. No delay or failure on the part of the Agent or any Lender or on the part of the holder or holders of any Notes in the exercise of any power or right under any Convertible Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Agent, the Lenders and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        SECTION 11.3. NON-BUSINESS DAYS. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

        SECTION 11.4. DOCUMENTARY TAXES. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, the Notes or any other Convertible Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        SECTION 11.5. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in any other Convertible Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and

Vision Twenty-One, Inc.                             Convertible Note Agreement


delivery of this Agreement and the other Convertible Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         SECTION 11.6. SURVIVAL OF INDEMNITIES. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders, shall survive the termination of this Agreement and the other Convertible Loan Documents and the payment of the Notes.

         SECTION 11.7. NOTICES. Except as otherwise specified herein, all notices hereunder and under the other Convertible Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Convertible Loan Documents to the Lenders and the Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

                           Vision Twenty-One, Inc.
                           120 West Fayette Street, Suite 700
                           Baltimore, Maryland  21201
                           Attention:            Chief Financial Officer
                           Telephone:            (410) 752-0121
                           Telecopy:             (410) 752-9184

                           with notices of any Event of Default also sent to:

                           Shumaker, Loop & Kendrick, LLP
                           Barnett Plaza, Suite 2800
                           101 East Kennedy Blvd.
                           Tampa, Florida  33602
                           Attention:            Darrell C. Smith
                           Telephone:            (813) 229-7600
                           Telecopy:             (813) 229-1660

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         SECTION 11.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 11.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Notes. The Borrower may not assign any of its rights or obligations under this Agreement, the Notes or any other Convertible Loan Document without the written consent of all of the Lenders. The holders of the Notes may not assign their Notes or their rights under any other Convertible Loan Document without the written consent of the Agent, which consent shall not be unreasonably withheld.

         SECTION 11.10. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         SECTION 11.11. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs and out-of-pocket expenses of the Agent in connection with the preparation, negotiation, and administration of the Convertible Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, in connection with the preparation and execution of the Convertible Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower agrees to pay to the Agent and each Lender, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Agent and such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Convertible Loan Documents.

         The Borrower further agrees to indemnify the Agent, each Lender, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Convertible Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any credit extended thereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Lender at any time, shall reimburse the Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         SECTION 11.12. ENTIRE AGREEMENT. The Convertible Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         SECTION 11.13. GOVERNING LAW. This Agreement and the other Convertible Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         SECTION 11.14. SEVERABILITY OF PROVISIONS. Any provision of any Convertible Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.15. EXCESS INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Convertible Loan Document, no such provision shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Notes or other obligations outstanding under this Agreement or any other Convertible Loan Document ("EXCESS INTEREST"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Convertible Loan Document, then in such event (a) the provisions of this Section 11.15 shall govern and control; (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that the Agent or any Lender may have received hereunder shall, at the option of the Agent, be (i) applied as a credit against the then outstanding principal amount of Notes hereunder, accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law) and any other obligations, or all of the foregoing; (ii) refunded to the Borrower, or
(iii) any combination of the foregoing; (d) the interest rate payable hereunder or under any other Convertible Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws, and this Agreement and the other Convertible Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate; and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest.

         SECTION 11.16. CONFIDENTIALITY. Any information disclosed by the Borrower or any of its Subsidiaries to the Agent or any Lender which was designated proprietary or confidential at the time of its receipt by the Agent or such Lender, and which it is not otherwise in the public domain, shall not be disclosed by the Agent or such Lender to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent or any other Lender, (v) pursuant to any agreement heretofore or hereafter made between such Lender and the Borrower which permits such disclosure, (vi) in connection with the exercise of any remedy under the Convertible Loan Documents, or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of any Notes.

         SECTION 11.17. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings

Vision Twenty-One, Inc.                             Convertible Note Agreement


arising out of or relating to this Agreement, the Notes and the other Convertible Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CONVERTIBLE LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 11.18. REGISTERED NOTES.

         The Borrower shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "NOTE REGISTER"), and the Borrower will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

         At any time and from time to time any Holder which has been duly registered as hereinabove provided may transfer its Note upon surrender thereof at the principal office of the Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or its attorney duly authorized in writing.

         The person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal and interest on any Note shall be made to or upon the written order of such registered Holder.

         SECTION 11.19. EXCHANGE OF NOTES.

         At any time and from time to time, upon not less than ten days notice to that effect given by any Holder of any Note initially delivered or of any Note substituted therefor pursuant to SS.11.18, this SS.11.19 or SS.11.20, and upon surrender of any Note to the Borrower at its office, the Borrower will deliver in exchange therefor, without expense to such Holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in a denomination equal to the Note so surrendered or in such other denomination in excess of $500,000 as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Borrower may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         SECTION 11.20. LOSS, THEFT, ETC. OF NOTES.

         Upon receipt of evidence satisfactory to the Borrower of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Borrower, or in the event of such mutilation upon surrender and cancellation of the Note, the Borrower will make and deliver without expense to the Holder thereof, a new Note, of like

Vision Twenty-One, Inc.                             Convertible Note Agreement


tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Borrower.

Vision Twenty-One, Inc.                             Convertible Note Agreement


         The execution hereof by the Lenders shall constitute a contract among the Borrower and the Lenders for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                             VISION TWENTY-ONE, INC.



                                             By: /s/ Mark Gordon
                                                ------------------------
                                                Its:      CEO




Vision Twenty-One, Inc.
120 West Fayette Street, Suite 700
Baltimore, Maryland  21201
Attention: Chief Financial Officer
Telephone:  (410) 752-0121
Telecopy:  (410) 752-9184

Vision Twenty-One, Inc.                             Convertible Note Agreement


Accepted as of the first date written above.

                                           BANK OF MONTREAL, in its individual
                                             capacity as a Lender and as Agent

                                           By /s/ Jack J. Kane
                                              -------------------------------
                                              Name     Jack J. Kane
                                              Title    Director
                                              Address:
                                              115 South LaSalle Street
                                              Chicago, Illinois  60603
                                              Attention:      Jack Kane
                                              Telecopy:       (312) 750-6057
                                              Telephone:      (312) 750-5900

Vision Twenty-One, Inc.                             Convertible Note Agreement


                                         BANK ONE TEXAS, N.A.


                                         By /s/ Ronnie Kaplan
                                            ----------------------------------
                                            Name      Ronnie Kaplan
                                            Title     Vice President
                                            Address:
                                            One First National Plaza
                                            Mail Code:  IL1-0631
                                            Chicago, IL  60670
                                            Attention:      Ronnie Kaplan
                                            Telecopy:       (312) 732-1775
                                            Telephone:      (312) 732-2733

Vision Twenty-One, Inc.                             Convertible Note Agreement


                                       PACIFICA PARTNERS I, L.P.

                                       By:Imperial Credit Asset
                                               Management, as its Investment
                                               Manager

                                       By /s/ Dean K. Kawai
                                          -------------------------------
                                          Name     Dean K. Kawai
                                          Title    Vice President
                                          Address:
                                          c/o Imperial Credit Asset Management
                                          150 South Rodeo Drive, Suite 230
                                          Beverly Hills, CA  90212
                                          Attention:      Dean Kawai
                                          Telecopy:       (310) 246-3715
                                          Telephone:      (310) 246-3604

Vision Twenty-One, Inc.                             Convertible Note Agreement


                                          PILGRIM PRIME RATE TRUST

                                          By:Pilgrim Investments, Inc., as its
                                                  Investment Manager

                                          By /s/ Charles E. LeMieux
                                             ----------------------------------
                                             Name     Charles E. LeMieux, CFA
                                             Title    Vice President
                                             Address:
                                             Pilgrim Prime Rate Trust
                                             c/o Pilgrim Investments, Inc.
                                             7337 East Doubletree Ranch Road
                                             Scottsdale, AZ  85258-2034
                                             Attention:      Chuck Lemieux
                                             Telecopy:       (480) 477-2076
                                             Telephone:      (480) 477-3000

Vision Twenty-One, Inc.                             Convertible Note Agreement


                                           PILGRIM AMERICA HIGH INCOME
                                             INVESTMENTS LTD.

                                              By:  Pilgrim Investments, Inc.,
                                                   as its Investment Manager

                                           By /s/ Charles E. LeMieux
                                              --------------------------------
                                              Name    Charles E. LeMieux, CFA
                                              Title   Vice President
                                              Address:
                                              Pilgrim Prime Rate Trust
                                              c/o Pilgrim Investments, Inc.
                                              7337 East Doubletree Ranch Road
                                              Scottsdale, AZ  85258-2034
                                              Attention:      Chuck Lemieux
                                              Telecopy:       (480) 477-2076
                                              Telephone:      (480) 477-3000

Vision Twenty-One, Inc.                             Convertible Note Agreement


                                            MERRILL LYNCH BUSINESS FINANCIAL
                                              SERVICES, INC.



                                            By /s/ Gary L. Stewart
                                               -------------------------------
                                               Name      Gary L. Stewart
                                               Title      Vice President
                                               Address:
                                               222 North LaSalle Street
                                               17th Floor
                                               Chicago, IL  60601
                                               Attention:      Gary Stewart
                                               Telecopy:       (312) 499-3252
                                               Telephone:      (312) 269-4423

                                   SCHEDULE I
                         (to Convertible Note Agreement)


NAME AND ADDRESSES                              PRINCIPAL AMOUNT OF
OF LENDERS                                      NOTES TO BE ISSUED
----------                                      -------------------

Bank of Montreal                                    $ 3,418,408.96
Bank One Texas, N.A.                                $   754,551.00
Pilgrim Prime Rate Trust                            $   368,022.32
Pilgrim America High Income
  Investments Ltd.                                  $   368,022.32
Pacifica Partners I, L.P.                           $   736,045.08
Merrill Lynch Business
Financial Services, Inc.                            $   739,950.32
                                                    --------------
         TOTAL                                      $    6,385,000
                                                    ==============

                                  SCHEDULE 3.6
                         (to Convertible Note Agreement)


                                    CONSENTS

         The consent of the Borrower's shareholders has not been obtained for the Plan of Restructuring and the issuance of the Borrower's equity securities, options and warrants to its creditors in connection therewith, including the issuance by the Borrower of a portion of the shares of its Common Stock necessary for issuance upon conversion of the Notes.

                                    EXHIBIT A
                         (to Convertible Note Agreement)

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT REFERRED TO HEREIN.

                             VISION TWENTY-ONE, INC.

                       7% Convertible Senior Secured Note
                              Due October 31, 2003




No. R-                                                    _____________, 20___
$

$

         VISION TWENTY-ONE, INC., a Florida corporation (the "BORROWER"), for value received, hereby promises to pay to or registered assigns
                        on the 31st day of October, 2003
                             the principal amount of

                                                                    DOLLARS ($ )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7% per annum from the date hereof until maturity, payable at maturity. The Borrower agrees to pay interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the 7% Convertible Senior Secured Notes of the Borrower in the aggregate principal amount of $6,385,000 issued or to be issued under and pursuant to the terms and provisions of the Convertible Note Agreement, dated as of November 10, 2000, entered into by the Borrower with the original Lenders therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Convertible Note Agreement to all the benefits provided for thereby or referred to therein, to which Convertible Note Agreement reference is hereby made for the statement thereof.

         This Note and the other Notes outstanding under the Convertible Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Convertible Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Borrower prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in SS.2 of the Convertible Note Agreement.

         Subject to and upon compliance with the provisions of the Convertible Note Agreement, the holder hereof shall have the right and option at any time to convert the principal hereof and accrued and unpaid interest hereon or any portion hereof into fully paid and nonassessable shares of Common Stock of the Borrower at a conversion price per share of $0.18. Said conversion price is subject to adjustment in certain events as more fully set forth in SS.7 of the Convertible Note Agreement. Reference is hereby made to SS.7 for a full statement oF the terms and conditions relating to such conversion right.

         This Note is registered on the books of the Borrower and is transferable only by surrender thereof at the principal office of the Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                               VISION TWENTY-ONE, INC.



                                               By:
                                                  -----------------------------
                                               Its:
                                                  -----------------------------

                                    EXHIBIT B

                         (to Convertible Note Agreement)

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders as follows:

          1.    CORPORATE ORGANIZATION AND AUTHORITY.  The Borrower,

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to obtain such licenses or permits would not have a material adverse effect on the condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform its obligations under the Agreement, the Registration Rights Agreement or the Notes; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform its obligations under the Agreement, the Registration Rights Agreement or the Notes.

          2. AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Borrower consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 13,969,260 shares are outstanding on the date hereof and all of said outstanding shares are duly authorized, validly issued, fully paid and non-assessable and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which zero shares will be issued and outstanding on the Closing Date and all of said outstanding shares will be duly authorized, validly issued, fully paid and non-assessable when issued. The Borrower does not have outstanding any warrants, options, Convertible Securities or other rights for the purchase or acquisition of shares of its Common Stock other than the Notes, the Warrants and the rights providing for the purchase of 2,270,213 shares of Common Stock as described in Annex A attached hereto. The Board of Directors of the Borrower has duly reserved for issuance upon (i) conversion of the Notes 32,405,937 shares of Common Stock. The Board of Directors of the Borrower has not reserved for issuance upon conversion of the Notes 3,066,285 shares of Common Stock and has not reserved any shares of Common Stock exercise of the Warrants. No shareholder of the Borrower or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon conversion of the Notes and, if and when issued upon conversion of the Notes in accordance with the provisions of SS.7 of the Agreement or the Warrants, such shares will be validly issued, fully paid and non-assessable shares (plus increases in such number of shares as shall be required following the occurrence of certain dilutive events giving rise to reductions in the Conversion Price).

         3. FULL DISCLOSURE. No other written statement furnished to any Lender by or on behalf of the Borrower in connection with the negotiation of the issuance of the Notes, contains any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Borrower which the Borrower has not disclosed to each Lender in writing which materially affects adversely or, so far as the Borrower can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower.

         4. ISSUANCE IS LEGAL AND AUTHORIZED. The issuance of the Notes and compliance by the Borrower with all of the provisions of the Agreement, the Notes and the Registration Rights Agreement:

                  (a) are within the corporate powers of the Borrower;

                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Borrower or any indenture or other agreement or instrument to which the Borrower is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Borrower; and

                  (c) have been duly authorized by proper corporate and shareholder action on the part of the Borrower, executed and delivered by the Borrower and the Agreement, the Notes or the Registration Rights Agreement constitute the legal, valid and binding obligations, contracts and agreements of the Borrower enforceable in accordance with their respective terms; PROVIDED, HOWEVER, shareholder approval authorizing the increase in the authorized shares of the Borrower's capital stock required for the conversion of all Notes into Common Stock shall be obtained in connection with the Plan of Restructuring on or before February 28, 2001.

         5. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Borrower of the Agreement, the Notes or the Registration Rights Agreement or compliance by the Borrower with any of the provisions of the Agreement, the Notes or the Registration Rights Agreement.

         6. COMPLIANCE WITH LAW. The Borrower is (a) not in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject or (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower or impair the ability of the Borrower to perform its obligations contained in the Agreement, the Registration Rights Agreement or the Notes. The Borrower is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

                                     ANNEX A

  Existing Warrants as described on Exhibit A to this Annex A:    974,803

  Existing Incentive Stock Options
           Employee Plan                                        1,215,411
           Affiliated Plan                                         79,999
                                                                ---------
  Total                                                         2,270,213
                                                                =========

                                    EXHIBIT C
                         (to Convertible Note Agreement)


                    DESCRIPTION OF CLOSING OPINION OF COUNSEL
                                 TO THE BORROWER

         The closing opinion of Shumaker, Loop & Kendrick, LLP called for by SS.3.2 of the Convertible Note Agreement, shall be dated the Closing Date and addressed to the Lenders, shall be satisfactory in scope and form to the Lenders and shall be to the effect that:

                    1. The Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida, has the corporate power and the corporate authority to execute and perform the Convertible Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Convertible Note Agreement or the Notes.

                    2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the full corporate power and authority to execute and perform its Guaranty and the Collateral Documents executed by it and has the full corporate power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Borrower, by one or more Subsidiaries, or by the Borrower and one or more Subsidiaries except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Convertible Note Agreement or the Notes.

                    3. The Convertible Note Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Borrower, have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding contracts of the Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The Notes have been duly authorized by all necessary corporate action on the part of the Borrower, and the Notes being delivered on the date hereof have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    5. Each Guaranty has been duly authorized by all necessary corporate action on the part of the guarantor, has been duly executed and delivered by the guarantor and constitutes the legal, valid and binding contract and agreement of the guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Convertible Note Agreement, the Registration Rights Agreement or the Notes.

                    7. The issuance and sale of the Notes and the execution, delivery and performance by the Borrower of the Convertible Note Agreement and the Registration Rights Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of the Borrower pursuant to the provisions of the Articles of Incorporation or Bylaws of the Borrower or any agreement or other instrument known to such counsel to which the Borrower is a party or by which the Borrower may be bound.

                    8. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Convertible Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                    9. The Borrower has duly authorized Common Stock consisting of _________ shares of Common Stock, $___ per share par value, of which _________ shares have been issued and are outstanding. All such outstanding shares have been duly and validly issued and are fully paid and non-assessable.

                   10. The Conversion Shares when issued in accordance with the terms of the Convertible Note Agreement will be duly authorized, fully paid, validly issued and nonassessable shares of the Borrower.

                   11. None of the transactions contemplated by the Convertible Note Agreement including, without limitation, the use of the proceeds from the issuance of the Notes will violate or result in a violation of
         Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, or Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chap. II.

         The opinion of Shumaker, Loop & Kendrick, LLP shall cover such other matters relating to the sale of the Notes as the Lenders may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Borrower.

                                    EXHIBIT D
                         (to Convertible Note Agreement)


                      FORM OF REGISTRATION RIGHTS AGREEMENT







                                      D-1